UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 26, 2017

Date of Report (Date of earliest event reported)

LUMINAR MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54958	45-2283057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Adelaide St. East Toronto, Ontario Canada	M5A 1N1
(Address of principal executive offices)	(Zip Code)

(347) 943-4835

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.01 Changes in Control of Registrant.

On January 26, 2017, Tony Khoury, formerly adirector and CEO of the Company, assigned 16,065,000 shares of the Company’s common stock to Chris Cook, the Company’s current CEO. The shares were exchange in consideration of a cash payment equal to the par value of the shares and any salary and other compensation due to Mr. Cook.

The shares represent approximately 86% of the shares currently issued and outstanding common shares of the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/Chris Cook _______________________________________ Chris Cook, CEO

Date: February 3, 2017